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                                                                   Exhibit 99.2

                          General Motors Corporation
                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   This Notice of Guaranteed Delivery or one substantially similar hereto must be used to participate in the Exchange Offer (as defined herein) of General Motors Corporation ("GM"), as set forth in the Offering Circular-Prospectus
dated     , 2000 (the "Offering Circular-Prospectus") and the accompanying
Letter of Transmittal and the instructions thereto (collectively, the "Letter of Transmittal"), if (1) your stock certificate(s) representing shares of $1 2/3 par value common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to BankBoston, N.A. (the "Exchange Agent") prior to the Expiration Date (as defined in the Offering Circular-Prospectus). You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission or mail to the Exchange Agent as set forth below. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Offering Circular-Prospectus for further information.

                     TO: BANKBOSTON, N.A., EXCHANGE AGENT

If delivered by Mail, to: If delivered by Hand, to:  If delivered by Overnight
                                                           Courier, to:



    BankBoston, N.A.         Securities Transfer &          BankBoston, N.A.
Attn: Corporate Actions     Reporting Services, Inc.    Attn: Corporate Actions
     P.O. Box 9573          c/o BankBoston/EquiServe      40 Campanelli Drive
 Boston, MA 02205-9573        100 William Street          Braintree, MA 02184
                                   Galleria
                               New York, NY 10038
                             Attn: Delivery Window


                         If by facsimile transmission:
                       (For eligible institutions only)
                                (781) 575-4826
                         Facsimile confirmation number
                                (781) 575-4816

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN
           AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in Box C of the Letter of Transmittal.
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Ladies and Gentlemen:

   I hereby tender to General Motors Corporation the shares of $1 2/3 par value common stock listed below, upon the terms of and subject to the conditions set forth in the Offering Circular-Prospectus and the related Letter of Transmittal, including the instructions thereto (which collectively constitute the "Exchange Offer"), receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Offering Circular-Prospectus, as follows:

Certificate No.                           Number of Shares


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------

  The Book-Entry Transfer Facility                      Sign Here
  Account Number (if the shares of
$1 2/3 par value common stock will be
  tendered by book-entry transfer)
                                          -------------------------------------


-------------------------------------     -------------------------------------
           Account Number                              Signature(s)


-------------------------------------     -------------------------------------
          Number of Shares                    Number and Street or P.O. Box


Dated: ______________________ ,  2000     -------------------------------------
                                                  City, State, Zip Code


                                   ODD-LOTS

   This section is to be completed ONLY if shares of $1 2/3 par value common stock are being tendered by or on behalf of a person owning beneficially and of record an aggregate of less than 100 shares $1 2/3 par value common stock
as of       , 2000.

  (Check one):

  [_]  I am the owner beneficially and of record of less than 100 shares $1 2/3
       par value common stock in the aggregate as of     , 2000, all of which
       are being tendered, or

  [_] I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering, for the beneficial owners thereof, shares $1 2/3 par value common stock with respect to which I am the record owner, and
       (2) believes, based upon representations made to me by each such beneficial owner, that such owner owned beneficially and of record less than 100 shares $1 2/3 par value common stock as of , 2000, and is tendering all such shares.

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents and guarantees that the above-named person(s) "own(s)" the shares of $1 2/3 par value common stock tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended, (b) represents and guarantees that the tender of such shares of $1 2/3 par value common stock complies with Rule 14e-4, and (c) guarantees delivery to the Exchange Agent of certificates representing the shares of $1 2/3 par value common stock tendered hereby, in proper form for transfer or delivery of such shares of $1 2/3 par value common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, unless an Agent's Message is utilized, all within three NYSE trading days after the date hereof.


                                       _____________________________________
                                       Firm Name (Print)


                                       _____________________________________
                                       Authorized Signature


                                       _____________________________________
                                       Address


                                       _____________________________________
                                       City, State, Zip Code


                                       _____________________________________
                                       Area Code and Telephone Number

Date ____________________, 2000

          DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS
            WITH THIS FORM. THEY SHOULD BE SENT WITH THE LETTER OF
                       TRANSMITTAL TO THE EXCHANGE AGENT
               (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).